Q3 2003 Earnings Release / October 29 2003 NASDAQ - IRGI

Safe Harbor Disclaimer Statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual result may differ materially. Factors that might cause such difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-3, and Form 10-K filed on February 18, 2003. 3

Walter Nimmo - President & CEO Operational Overview 5

Q3, 2003 Financial Highlights Net service revenue up 26% to $70.6 million ($55.9 million in Q3,2002) Reported income from operations $11.9 million (pro forma $12.7 million), compared with $11.7 million in Q3, 2002 Pre-clinical revenues $41.6 million, an 18% increase compared with 2002 (8% at constant exchange rates) Continued strong growth experienced by European pre- clinical operations. North American pre-clinical market much stronger, although CTBR results impacted by sub- optimal business mix in Q3/Q4 7

Q3, 2003 Financial Highlights Clinical revenues grew 40% year-on-year, to $29.0 million - reflecting PharmaResearch acquisition and strength of Phase I business Reported diluted EPS $0.25, pro forma diluted EPS $0.29 (eliminating the impact of restructuring costs and the write off of deferred debt costs) Year-to-date new business signings $213 million ($67 million in Q3, 2003) 9

Net Service Revenue - YTD By Segment By Client Type By Origin of Client 62% Pre-clinical 55% Pharma 38% Clinical 33% Biotech 7% Japan 56% USA 34% Europe 3% ROW 12% Other 11

Revenue by Client - YTD Percentage of Net Service Revenue 2.0% 4.0% 6.0% 8.0% 10.0% Top client - 9.7% Top 5 clients - 23.6% Top 20 clients - 43.5% Major Pharma Major Pharma Major Pharma Biotech Major Pharma Major Pharma Biotech Major Pharma Biotech Biotech Biotech Biotech Biotech Pharma Biotech Biotech Biotech Biotech Major Pharma Major Pharma 13

Cumulative previous twelve months new signed contracts, net of cancellations 15 Moving Annual Total of Signed Contracts 0.0 50.0 100.0 150.0 200.0 250.0 300.0 350.0 400.0 243 265 266 259 267 271 281 300 12/01 03/02 06/02 09/02 12/02 03/03 06/03 12/01 09/03

6/01 9/01 12/01 3/02 6/02 9/02 12/02 3/03 6/03 9/03 Confirmed Backlog 300 275 250 225 200 175 150 125 100 75 50 25 0 $ millions 149 165 172 193 202 206 210 222 224 259 17

Stage 1 Edinburgh Expansion Completed in Q3, on-time and within budget Highly flexible, state of the art toxicology suites, configured to undertake three to six studies at any one time Capable of undertaking both general and specialty toxicology studies Initial studies booked into the facility are focused on specialty toxicology Now fully occupied, with full utilization forecast for the next four quarters 19

PharmaResearch Acquisition Acquisition completed July 29, 2003 Final integration planning completed by new department heads at the end of August Integration plan implemented early September "Right sizing" of the enlarged operations now complete PharmaResearch staff based in Morrisville, NC to move to Inveresk's facility in Cary, NC by the end of 2003 Annualized cost savings for the combined operations estimated at $5.0 - 6.0 million 21

Paul Cowan - CFO Financial Overview 23

GAAP/Pro Forma Data (Dollars in thousands) Q3, 2003 Q3, 2002 Income from operations, reported: 11,864 11,695 Restructuring and integration costs arising from business acquisitions 798 - Pro forma income from operations 12,662 11,695 25 Q3, 2003

Segment Results 80.0 70.0 60.0 50.0 40.0 30.0 20.0 10.0 0.0 Pre-clinical Clinical Total Reported +18% +40% +26% Net Service Revenue ($ millions) 27 2002 2003 Q3, 2003

2002 Segment Results 2003 Income from Operations ($ millions) Pre-clinical Clinical Total Reported +8% +7% +8% Total Pro Forma 0.0 2.5 5.0 7.5 10.0 12.5 15.0 17.5 20.0 29 Q3, 2003

Segment Profitability (Dollars in millions) Pre-clinical Pre-clinical Pre-clinical Clinical Clinical Clinical Q3,03 Q3,02 Q3,03 Q3,02 Net service revenue 41.6 35.2 +18% 29.0 20.7 +40% Income from operations 11.7 10.8 +8% 3.0 2.8 +7% Operating margin 28.1% 30.8% 10.3% 13.5% Q3, 2003 31

Pro Forma EPS - Q3, 2003 (Dollars in thousands) Q3, 2003 Q3, 2002 Net income, reported: 9,564 7,339 Restructuring and integration costs arising from business acquisitions 798 - Interest saving on IPO proceeds - 239 Write off of deferred debt issue and other costs related to our former bank facilities 470 1,581 Pro forma net income 10,832 9,159 Diluted share in issue - reported 37,720,565 37,385,219 Diluted shares in issue - pro forma 37,720,565 37,646,089 Diluted EPS - reported $0.25 $0.20 Diluted EPS - pro forma $0.29 $0.24 33

Pro Forma EPS - YTD 2003 (Dollars in thousands) YTD 2003 YTD 2002 Net income (loss), reported: 27,100 (37,412) Compensation expense in respect of share options and management equity incentives - 53,020 Stamp duty taxes on change of ultimate parent company - 1,545 Share offering expenses 658 - Restructuring and integration costs arising from business acquisitions 798 - Interest saving on IPO proceeds - 5,299 Write off of deferred debt issue and other costs related to former bank facilities 470 1,581 Pro forma net income 29,026 24,033 Diluted share in issue - reported 37,530,044 27,637,956 Diluted shares in issue - pro forma 37,530,044 37,511,121 Diluted EPS - reported $0.72 ($1.30) Diluted EPS - pro forma $0.77 $0.64 35

Factors Influencing Q3 Results Continued strength in European Pre-Clinical business Challenging North American Pre-Clinical market relative to 2002 PharmaResearch acquisition combined with strong growth in Phase I Exchange rate fluctuations - Canada and UK Restructuring and integration costs for PharmaResearch Gain on mark-to-market valuation of interest rate swaps 37

Review of Cash Flows Net cash provided by operations $32.8 million Capital expenditure $18.1 million Net DSO's at September 30, 2003 - 31 days Cash and equivalents at September 30, 2003 - $22.7 million Gross financial debt at September 30, 2003 - $88.5 million 39

Outlook We continue to experience strong new business enquiries and signings across all our businesses The integration of PharmaResearch acquisition progressing to plan Stage I expansion Edinburgh now complete and fully utilized. Remaining Pre-Clinical expansion progressing to plan Demand for European Pre-Clinical services remains buoyant Much stronger North American Pre-Clinical market being experienced. Enquiry levels and signings demonstrate strength 2003 guidance adjusted to $1.07 to $1.08 41